RELEASE AND RETIREMENT AGREEMENT
     WHEREAS, Pentair, Inc. (“Pentair”) and Richard J. Cathcart (“Mr. Cathcart”) are parties to that certain October 17, 2001 Employment Agreement (“Employment Agreement”);
     WHEREAS, the parties wish to memorialize the terms of the mutual understanding they have reached regarding the cessation of Mr. Cathcart’s employment;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereby agree as follows:
     1. Retirement Date. Mr. Cathcart and Pentair mutually and voluntarily agree that Mr. Cathcart will retire on September 1, 2007 (“Retirement Date”). On the Retirement Date, Mr. Cathcart will resign his position as a member of the Board of Directors of Pentair. Mr. Cathcart will continue to enjoy the existing salary and benefits he is entitled to receive as a Pentair employee through the Retirement Date.
     2. Covered Termination. For purposes of the Employment Agreement, the cessation of Mr. Cathcart’s employment on the Retirement Date shall be deemed a “Covered Termination” without “Cause” as such terms are defined in the Employment Agreement.
     3. Standard Release. In consideration for the benefits conferred to Mr. Cathcart via sections 1, 2 and 4 herein, and as a condition of Mr. Cathcart’s right to receive the “Termination Payment” defined in the Employment Agreement and those additional benefits set forth in sections 6(b)-(c) of the Employment Agreement, Mr. Cathcart shall execute the standard release (“Release”) in the form attached hereto as Exhibit A after the Retirement Date but no later than Monday, September 3, 2007.
     4. Nondisparagement. The parties are entering into this Release and Retirement Agreement (“Agreement”) on an amicable basis, and each agrees to refrain from making any disparaging remarks of any sort about the other party (or such party’s representatives) at any time.
     5. Entire Agreement. This Agreement, the Employment Agreement and the employee benefit plans in which Mr. Cathcart is a participant supersede and replace all prior oral and written agreements, understandings, and representations between the parties. Other than as stated herein, the parties warrant and represent to one another that no promise or inducement has been offered for this Agreement and that this Agreement is executed without reliance upon any statement or representation other than those contained herein.

Dated: May 4, 2007	/s/ Richard J. Cathcart
Richard J. Cathcart

Dated: May 7, 2007	Pentair, Inc.

By /s/ Louis L. Ainsworth
Its Sr. Vice President

Exhibit A to Release and Retirement Agreement
Mr. Richard J. Cathcart (“Employee”), on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants not to sue and releases and forever discharges Pentair, Inc. (“the Company”), and its past and present employees, agents, insurers, officials, officers, directors, shareholders, divisions, parents, subsidiaries and successors, and all affiliated companies and corporations from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or termination of employment with the Company, including but not limited to claims, demands or actions arising under The Minnesota Fair Labor Standards Act (Minn. Stat. § 177.21-35), the Federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 626, as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act to the extent related to monetary damages, the Minnesota Human Rights Act, Minn. Stat. § 363.01, et seq., any other federal, state or local statute, ordinance, regulation or order regarding employment, compensation for employment, termination of employment, or discrimination in employment, and the common law of any state. Employee further understands that this release of claims extends to, but is not limited to, all claims which he may have as of the date of this release of claims against the Company for attorney’s fees, wages, salary, or bonuses, and all claims based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract (excluding claims to enforce rights under the October 17, 2001 Employment Contract arising out of Employee’s mutual agreement to end his employment on September 1, 2007 as memorialized in the Separation Agreement to which this release of claims is attached as Exhibit A), promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable. Employee acknowledges that this release of claims applies to all claims that he is legally permitted to release, and as such does not apply to any vested rights under the Company’s retirement plans, nor does it preclude him from filing an administrative charge of discrimination, though he may not recover any monetary damages if he does file such a charge.
Employee understands that he may nullify and rescind this entire release of claims at any time within the next seven (7) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Fred Koury at Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this release of claims on a timely basis, then he shall have no right to receive the “Termination Payment” as defined in the Employment Agreement or those additional benefits set forth in sections 6(b)-(c) of the Employment Agreement.
Employee further understands that he may nullify and rescind that portion of this release of claims to the extent it relates to Employee’s release of claims under the Minnesota Human Rights Act and that he may do so at any time within the next fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Fred Koury at Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, by hand or by certified mail. If Employee elects on a timely basis to rescind that portion of this release of claims to the extent it relates to Employee’s release of claims under the Minnesota Human Rights Act, then the Company shall pay Employee the sum of $1,000, less applicable withholdings, and Employee shall have no right to receive the Termination Payment or those additional benefits set forth in sections 6(b)-(c) of the Employment Agreement.
Other than stated herein or in the Separation Agreement to which this two-page release of claims is attached as Exhibit A, Employee warrants that (a) no promise or inducement has been offered for this release of claims, (b) this release of claims is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this release of claims and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney, and Employee has had a sufficient opportunity to consult with an attorney; (e) the Company has allowed Employee more than twenty-one (21) days within which to consider this proposed release of claims; and (f) Employee fully understands this release of claims and has been advised by counsel of the consequences of signing this release of claims. The parties acknowledge and agree that if Employee has not signed this release of claims by Monday, September 3, 2007, then Employee shall have no right to receive the Termination Payment or those additional benefits set forth in sections 6(b)-(c) of the Employment Agreement.
Finally, Employee acknowledges that his post-employment obligations to the Company under the Employment Agreement and the employee benefit plans in which he is a participant shall remain in full force and effect following his execution of this release of claims.

Dated: September , 2007
Richard J. Cathcart